ARTICLES OF AMENDMENT
                                            TO
                                 ARTICLES OF RESTATEMENT
                                          OF THE
                                ARTICLES OF INCORPORATION
                                            OF
                            INVESCO STRATEGIC PORTFOLIOS, INC.

     INVESCO Strategic Portfolios, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Article First of the Articles of Restatement of the Articles of Incorporation of the Company is hereby amended to read as follows:

             NAME AND TERM The name of the corporation is

                               "INVESCO SECTOR FUNDS, INC"

             and it shall have perpetual existence.

      SECOND: The foregoing amendment, in accordance with the requirements of Section 2-605 of the General Corporation Law of the State of Maryland, was approved by a majority of the Board of Directors of the Company on October 11, 1998.

      THIRD: The foregoing amendment was duly adopted in accordance with the requirements of Section 2-408 of the General Corporation Law of the State of Maryland.

      The undersigned, Secretary of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, INVESCO Strategic Portfolios, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on the 28th day of October, 1998.

     These Articles Supplementary shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                                          INVESCO STRATEGIC PORTFOLIOS, INC.



                                          By:  /s/ Glen A. Payne
                                               ----------------------------
                                               Glen A. Payne,  Secretary

[SEAL]

WITNESSED:

By:    /s/ Ronald L. Grooms
       ----------------------------
       Ronald L. Grooms, Treasurer

                                      CERTIFICATION

      I, Michael T. Branstiter, a notary public in and for the City and County of Denver, and State of Colorado, do hereby certify that Glen A. Payne, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

           Given my hand and official seal this 28th day of October, 1998.


                                          /s/ Michael T. Branstiter
                                          ------------------------------
                                          Notary Public

My Commission Expires:  03/14/2002